Contact:
ACADIA Pharmaceuticals Inc.
Thomas H. Aasen, Executive Vice President,
Chief Financial Officer and Chief Business Officer
(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2011

SAN DIEGO, CA March 6, 2012 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders, today announced its financial results for the fourth quarter and year ended December 31, 2011.

ACADIA reported a net loss of $5.3 million, or $0.10 per common share, for the fourth quarter of 2011 compared to net income of $29.1 million, or $0.74 per common share, for the fourth quarter of 2010.  The financial results for the fourth quarter of 2010 were primarily attributable to revenues recognized in connection with concluding ACADIA’s collaboration with Biovail in October 2010.  For the year ended December 31, 2011, ACADIA reported a net loss of $22.8 million, or $0.44 per common share, compared to net income of $15.1 million, or $0.39 per common share, for 2010.

At December 31, 2011, ACADIA’s cash, cash equivalents and investment securities totaled $31.0 million compared to $37.1 million at December 31, 2010.  ACADIA expects that its current cash, cash equivalents and investment securities, together with anticipated payments from its existing collaborations, will be sufficient to fund its operations at least into the second quarter of 2013.

“2011 was an important year for ACADIA highlighted by the advancement of our Phase III pimavanserin program for Parkinson’s disease psychosis, extension of our cash runway, and expansion of our clinical pipeline,” said Uli Hacksell, Ph.D., Chief Executive Officer of ACADIA. “We continue to enroll patients in our ongoing -020 Phase III efficacy, tolerability and safety trial and our -015 Phase III open-label safety extension trial. We look forward to completing the -020 trial later this year and believe that a successful study will provide the opportunity to significantly increase the value of this late-stage asset.”

Revenues totaled $588,000 for the fourth quarter of 2011 compared to $35.4 million for the fourth quarter of 2010.  This decrease in revenues was primarily due to $34.7 million in revenue recognized in connection with concluding the Biovail collaboration in the fourth quarter of 2010. Revenues for the fourth quarter of 2011 were derived primarily from ACADIA’s collaborations with Allergan, Inc. and Meiji Seika Pharma Co., Ltd.

Research and development expenses decreased to $4.4 million for the fourth quarter of 2011 from $4.8 million for the comparable quarter of 2010. This decrease was primarily due to savings in facilities and other expenses associated with ACADIA’s internal research and development organization offset, in part, by an increase in external development costs.  General and administrative expenses totaled $1.5 million for the fourth quarter of 2011 and were consistent with the comparable quarter of 2010.

Conference Call and Webcast Information
ACADIA management will review its fourth quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-510-0711 for participants in the U.S. or Canada and 617-597-5379 for international callers (reference passcode 14152077).  A telephone replay of the conference call may be accessed through March 20, 2012 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 69685455). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until March 20, 2012.

About ACADIA Pharmaceuticals
ACADIA is a biopharmaceutical company focused on innovative treatments that address unmet medical needs in neurological and related central nervous system disorders.  ACADIA has four product candidates in clinical development led by pimavanserin, which is in Phase III development as a potential first-in-class treatment for Parkinson’s disease psychosis.   ACADIA’s other clinical-stage products include collaborative programs for chronic pain and glaucoma with Allergan, Inc. and a collaborative program for schizophrenia with Meiji Seika Pharma Co., Ltd.  In addition, ACADIA has preclinical programs directed at Parkinson’s disease and other neurological disorders.  All of ACADIA’s product candidates are small molecules that emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, including clinical trials and the results therefrom, the potential of and the benefits to be derived from successful clinical trials or from product candidates, in each case including pimavanserin, and the period during which ACADIA’s cash resources will be sufficient to fund its operations.  These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization and collaborations with others, and the fact that past results of clinical trials may not be indicative of future trial results.  For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2011 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010 (1)	2011 (2)	2010 (1)(2)

Collaborative revenues	$588	$35,404	$2,067	$42,135

Operating expenses
Research and development (includes stock-based compensation of $128, $87, $512 and $599, respectively)	4,424	4,757	17,309	20,579
General and administrative (includes stock-based compensation of $280, $249, $1,086 and $984, respectively)	1,478	1,518	7,610	6,462
Total operating expenses	5,902	6,275	24,919	27,041
Income (loss) from operations	(5,314)	29,129	(22,852)	15,094
Interest income, net	14	12	87	45
Net income (loss)	$(5,300)	$29,141	$(22,765)	$15,139
Net income (loss) per common share, basic	$(0.10)	$0.74	$(0.44)	$0.39
Net income (loss) per common share, diluted	$(0.10)	$0.74	$(0.44)	$0.39
Weighted average common shares outstanding, basic	52,834	39,294	52,183	38,593
Weighted average common shares outstanding, diluted	52,834	39,318	52,183	38,720

(1)
During the fourth quarter of 2010, ACADIA ended its collaboration agreement with Biovail. In connection with concluding this collaboration, the Company recognized $34.7 million in revenue during the fourth quarter of 2010, which resulted in the Company reporting net income for the fourth quarter and year ended December 31, 2010.

(2)
The condensed consolidated statements of operations for the years ended December 31, 2011 and 2010 have been derived from the audited financial statements but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31, 2011(1)	December 31, 2010(1)

Assets
Cash, cash equivalents, and investment securities	$31,048	$37,087
Prepaid expenses, receivables and other current assets	901	762
Total current assets	31,949	37,849
Property and equipment, net	151	426
Other assets	14	119
Total assets	$32,114	$38,394
Liabilities and Stockholders’ Equity
Accounts payable, accrued expenses and other current liabilities	$5,496	$5,269
Current portion of deferred revenue	669	690
Total current liabilities	6,165	5,959
Long-term portion of deferred revenue	2,587	2,623
Other long-term liabilities	-	124
Total liabilities	8,752	8,706
Stockholders’ equity	23,362	29,688
Total liabilities and stockholders’ equity	$32,114	$38,394

(1)	The condensed consolidated balance sheets at December 31, 2011 and 2010 have been derived from the audited financial statements at such date but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.